As filed with the Commission on May 27, 2010	File No. 333-139220

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4

to Form SB-2

on

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOOD EARTH LAND SALES COMPANY
(Name of small business issuer in its charter)

FLORIDA	6552	20-1993383
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification No.)

7217 First Avenue S., St. Petersburg, Florida 33707, Phone: (727) 656-3092
(Address and telephone number of principal executive offices)

Petie Parnell Maguire 7217 First Avenue S. St. Petersburg, Florida 33707 (727) 656-3092
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Justeene Blankenship PLLC 7069 S. Highland Dr., Suite 300 Salt Lake City, UT 84121 (801)274-1011 tel * (801)274-1088 fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.      ..

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ..

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering..     .

 (COVER CONTINUES ON FOLLOWING PAGE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer . .	Accelerated filer . .
Non-accelerated filer . .	Smaller reporting company X .
(Do not check if a smaller reporting company)

Note Regarding Registration Fees:

All fees for the registration of the shares registered on this Post Effective Amendment No. 4 were paid upon the initial filing of the previously filed registration statement covering such shares. No additional shares are registered and accordingly, no additional fees are payable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MAY 27, 2010

GOOD EARTH LAND SALES COMPANY

348,000 Shares of Common Stock

This prospectus relates to the public offering of up to 348,000 shares of common stock, par value $.001 per share, of Good Earth Land Sales Company (“Common Stock”), by the selling stockholders named in this prospectus. The shares were issued to the selling stockholders in private placements.

Selling stockholders will offer their respective shares at a fixed price of $0.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. We will pay the expenses of registering these shares.

Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 5 of this prospectus before purchasing any of the shares offered by this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2010.

Table of Contents

Prospectus Summary	5
Risk Factors	6
Forward-Looking Statements	10
Use of Proceeds	10
Selling Security Holders	10
Determination of Offering Price	12
Plan of Distribution	12
Description of Securities to be Registered	14
Description of Business	14
Description of Property	18
Legal Proceedings	18
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	21
Changes in and Disagreements With Accountants and Financial Disclosure	22
Directors, Executive Officers, Promoters and Control Persons	22
Executive Compensation	23
Security Ownership of Certain Beneficial Owners and Management	24
Certain Relationships and Related Transactions, and Corporate Governance
Indemnification for Securities Act Liabilities	24
Legal Matters	25
Experts	25
Where You Can Find Further Information	25
Audited Financial Statements	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our common stock.

About Us

We were incorporated in the State of Florida on November 8, 2004 and established a fiscal year end of December 31. We do not have any subsidiaries, related or affiliated companies, or joint venture partners. The Articles of Incorporation of Good Earth Land Sales Company were Amended and Restated under the laws of Florida on July 25, 2006.

We are an operational company engaged in the business of acquiring land, developing the land for commercial use, leasing and managing the developed projects, and consulting commercial developers. We have generated operating revenues since inception. We have incurred net income as well as losses since inception and it is our opinion we must raise additional capital to fund execution of our business plan. There is no assurance we will be able to raise this capital.

Good Earth has determined that, if it chooses to purchase land and develop property for the Company, it will target land that will accommodate buildings in the 2,000 to 5,000 square foot size. This will allow the Company to develop buildings to be leased by professionals such as attorneys, accounts and physicians. Financing for this size property is more readily available and leased space in these types of buildings in the Tampa Bay area is in high demand. By choosing this size building, it is estimated that the cost of land and development will range from $800,000 to $2,000,000. The Company is targeting a long-term approach to this development. Our long-term period is 5-7 years.

We have one (1) fulltime employee, our President. Our other officers and directors are not employees and devote a small percentage of their time to the affairs of Good Earth.

Our administrative office is located at 7217 First Avenue S., St. Petersburg, FL 33707. Our telephone number is (727) 656-3092 and our facsimile number is (727) 345-5722. Our offices are located on a high traffic artery in St. Petersburg.

On August 31, 2006 we completed the sale of fifty-three (53) blocks of shares under executed subscription agreements at the price of Three Dollars and NO/100 ($3.00) per block. Each block of shares consisted of 300 shares at $0.01 par value per share. These securities were exempt under the Securities Act of 1933. The total cash raised from the sale of shares was $159.00. On October 31, 2006 Good Earth ratified and authorized a 20:1 forward stock split. All references in our financial statements to amounts per share and number of shares outstanding have been restated to give effect to this stock split.

About This Offering

Following is a brief summary of this offering:

Common stock offered by selling security holders

1,318,000 shares of our commons stock are issued and outstanding. Of these shares, 348,000 are being offered by the selling security holders and includes 36,000 shares, 2.7% of our issued and outstanding shares, being offered by our directors and officers and a further 24,000 shares (1.8%) offered by members of their immediate families to which such officers and directors disclaim beneficial ownership. Further information regarding the selling security holders is detailed in the section of the Prospectus entitled “Selling Security Holders”.

Common stock outstanding as of the date of this Prospectus	1,318,000 Shares
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Resale Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders must sell at the fixed price of $0.01 for the duration of the offering or until a market develops for our shares and then the selling security holders may sell at the market price.

Risk Factors

You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Associated with our Company:

(1) Although our officers and directors have agreed to loan money to us, we may not be able to achieve our business objectives since we do not have adequate capital for execution of our business plan and we may have to suspend or cease business activity.

Despite the fact our officers and directors are willing to commit to loan or advance capital to us, their resources are limited. With their assistance, absent any other source of capital, we could manage to finance no more than 12 months of funds required for operating expenses. In the event we are unable to raise additional capital we may have to cease business and anyone purchasing shares of our stock would be at risk to lose all or a part of their investment.

(2) We have an operating history that includes net income as well as losses. We expect this trend to continue into the future. As a result, we may have to suspend or cease operations should losses exceed our income and our ability to borrow or raise additional capital.

While we were incorporated in 2004, we have not yet sustained continued net income. We have generated revenues; however, we have not generated any significant profits. We have limited history upon which you can evaluate the likelihood of our future success or failure. Our ability to achieve profitability and positive cash flow in the future is dependent upon

•

our ability to locate more consulting clients

•

our ability to locate additional commercial property for development

•

our ability to generate revenues

•

our ability to reduce costs

Based upon current plans, we expect to incur operating losses in the near future. This will happen because there are expenses associated with the execution of our business plan. We cannot guarantee we will be successful in generating revenues necessary to be profitable in the future and pay a dividend to our shareholders. Failure to generate revenues may cause us to stop our operations and purchasers of our shares may not have any liquidity for their investment.

(3) We are dependent on the continued services of our key fulltime employee and President, Petie Parnell Maguire. We do not have an employment agreement with Ms. Maguire and her departure could cause Good Earth to cease operations.

We are dependent on the services of our President Petie Parnell Maguire. As our founder and President, her experience and contacts are invaluable to our operations. Should we lose the services of Ms. Maguire, our business would suffer significantly. Failure to keep the services of Ms. Maguire would likely cause us to cease operations. There is a high risk for investors as we do not have an employment agreement with Ms. Maguire.

(4) The development of a large client base is remote and any funds spent on execution of our business plan may be lost.

Because development of a large client base is difficult, any funds spent on our business plan may be lost. If we cannot raise further funds as a result, we may have to suspend or cease our business activity and possibly our operations entirely, which would result in the loss of your investment.

(5) Because our officers and directors do not have formal training or experience in starting, operating, and expanding a company nor in managing a public company, we will have to hire qualified personnel to fulfill these functions. We lack funds to retain such personnel, and if we cannot locate qualified personnel, we may have to suspend or cease our business activity or cease operations that will result in the loss of your investment.

None of our management team has experience starting and operating a company from start-up to fully reporting and publicly trading, nor do they have training in these areas. As a result, their decisions and choices may not take into account standard managerial approaches companies commonly use. Consequently our ultimate financial success could suffer irreparable harm due to management’s lack of experience. Additionally, our officers and directors have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a “public company.” We will have to hire professionals to undertake these filing requirements for Good Earth Land Sales Company and this will increase the overall cost of operations. As a result we may have to suspend or cease business activity, or cease operations altogether, which will result in the loss of your investment.

(6) If we don’t raise enough capital to execute our business plan, we will have to delay or curtail operations that may result in the loss of your investment.

We need to raise additional capital to undertake our business plan. You may be investing in a company that will not have the funds necessary to conduct any meaningful business activity due to our inability to raise additional capital. If that occurs we will have to delay or cease our business activity and curtail operations or go out of business, which will result in the loss of your investment.

(7) Since we are small and do not have much capital, we must limit our business activities, and, as a result, we may not find additional clients. Without additional clients, we cannot generate revenues and you will lose your investment.

The possibility of developing additional clients depends upon the results of our operations. We are a small company and do not have much capital. We must limit our business activity unless and until we raise additional capital. Any decision regarding our operations will involve the consideration and evaluation of several significant factors beyond our control. These factors include, but are not limited to:

•

Market prices for services similar to ours;

•

Costs of personnel and equipment;

•

Political climate and/or governmental regulations and controls;

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Ongoing costs of operations; and

•

Availability and cost of financing.

This type of business requires substantial capital. Because we may have to limit our business activity, we may not find an adequate amount of new clients to support our operations. Without adequate new clients, we cannot generate revenues and you will lose your investment.

(8) Because our officers and directors have other outside business activities and, thus, may not be in a position to devote a majority of their time to our company, our business activity may be sporadic, which may result in periodic interruptions or suspensions of our business .

Our President will be devoting 100% of her time, approximately 40 hours per week, to our business. Our Secretary and Treasurer will be devoting only approximately 10% of their time, or 16 hours per month to our operations. This limited devotion of time to the affairs of Good Earth may cause our business may suffer. For example, because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our Company, our business activity may be sporadic or may be periodically interrupted or suspended. Such suspensions or interruptions may cause us to cease operations altogether and go out of business.

(9) We may not have access to all of the personnel, supplies and materials we need to implement our business plan, which could cause us to delay or suspend activity.

We have made no attempt to locate or negotiate with any suppliers of personnel, products, equipment or materials. We will attempt to locate personnel, products, equipment and materials if and when we begin to undertake implementation of our business plan. Competition and unforeseen limited sources of developable property could result in occasional spot shortages of property and/or clients that we need to conduct our work. If we cannot find the property, land for development, and commercial clients that we need, we will have to suspend our business plans until we do find the property, land and commercial clients, which suspension could cause investors to lose all or a part of their investment.

(10) No matter how much money is spent on our business plan, the risk is that we might never develop sufficient new clients to be profitable.

Over the coming years, we might expend considerable capital on the business plan of Good Earth without developing sufficient new clients. It is very likely that such capital will probably be lost. No matter how much money is spent on the business plan, we might never be able to find a sufficient number of new clients to be profitable and investors will be at risk to lose all or a part of their investment.

(11) Small public companies are inherently risky and we may be exposed to market factors beyond our control. If such events were to occur it may result in a loss of your investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to events in the public markets that will make an investment in our company a highly risky investment.

Risks Related to the Company’s Common Stock

Our President owns the majority of our outstanding Common Stock.

Approximately 75.87% of our outstanding common stock is owned by our President, Petie Parnell Maguire. This controlling interest could delay, defer, or prevent others from initiating a potential merger, takeover, or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other shareholders and could depress the market price of our common stock.

There is no trading market for our common stock.

There is no market for our common stock and there may never be a market for our Common Stock. In the absence of an active trading market, stockholders may have difficulty buying and selling or obtaining market quotations; the market visibility for our common stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person’s account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future. Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

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Our ability to raise capital when needed and on acceptable terms and conditions;

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The intensity of competition; and

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General economic conditions.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered by the selling shareholders.

SELLING SECURITY HOLDERS

None of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a broker-dealer.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by Good Earth Land Sales Company as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

All of the selling security holders named in this prospectus are residents of the United States. They are offering for sale a total of 348,000 shares of common stock of Good Earth.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

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The number of shares owned by each prior to this offering

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The number of shares that are to be offered by each;

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The number of shares that will be owned by each upon completion of the offering; and

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The percentage owned by each upon completion of the offering.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and dispositive rights over all of their shares. We have based the percentage owned by each on our 1,318,000 shares of common stock outstanding as of the date of this prospectus. Of the 348,000 shares offered for sale (26.4% of our issued shares), 36,000 (2.7% of our issued shares) are offered by Good Earth’s officers and directors and a further 24,000 shares (1.8% of our issued shares) are being offered by members of the immediate family of our officers and directors for which such officers and directors disclaim beneficial ownership:

	Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Offered Hereby	Common Stock Beneficially Owned Following the Offering (1)		Position, office or other material relationship to Good Earth Land Sales Company (if any) within last three years
Name of Shareholder	No of Shares	Percent	No of Shares	No of Shares	Percent
Petie Parnell Maguire	1,000,000	75.87%	30,000	970,000	73.60%	President/CEO/Director
Kathleen E. Hartley	6,000	0.46%	6,000	0	0.00%
Susan Maxim	6,000	0.46%	6,000	0	0.00%
Vicky Lyn Payne	6,000	0.46%	6,000	0	0.00%
Lacy Maguire	6,000	0.46%	6,000	0	0.00%	Daughter of President Petie Parnell Maguire
John Piazza	6,000	0.46%	6,000	0	0.00%
J. Bryant Enterprises, Inc.	6,000	0.46%	6,000	0	0.00%
Geraldine Brown	6,000	0.46%	6,000	0	0.00%
Paul Carbone	6,000	0.46%	6,000	0	0.00%
Cynthia Carbone	6,000	0.46%	6,000	0	0.00%
John C. Hartley	6,000	0.46%	6,000	0	0.00%
John P. Hartley	6,000	0.46%	6,000	0	0.00%
Ray Morgan	6,000	0.46%	6,000	0	0.00%
Kimberly A. Morgan	6,000	0.46%	6,000	0	0.00%
Carl Barba	6,000	0.46%	6,000	0	0.00%
Amie Mitchell	6,000	0.46%	6,000	0	0.00%
Jarrett Leasure	6,000	0.46%	6,000	0	0.00%
Adrienne Wolfe	6,000	0.46%	6,000	0	0.00%
Laura King	6,000	0.46%	6,000	0	0.00%
Jean Paulo Lemos	6,000	0.46%	6,000	0	0.00%
Timothy Roney	6,000	0.46%	6,000	0	0.00%
Sandra Roney	6,000	0.46%	6,000	0	0.00%
Keenan L. Martin	6,000	0.46%	6,000	0	0.00%
Kenneth H. Foust	6,000	0.46%	6,000	0	0.00%
Raymond D. Lee	6,000	0.46%	6,000	0	0.00%
William Marsh	6,000	0.46%	6,000	0	0.00%
Shermila Lemos-Martina	6,000	0.46%	6,000	0	0.00%
Kenneth B. Stephens, Sr.	6,000	0.46%	6,000	0	0.00%
Christiane Stephens	6,000	0.46%	6,000	0	0.00%
Jeff McConnell	6,000	0.46%	6,000	0	0.00%
Kathy Jo Morgan	6,000	0.46%	6,000	0	0.00%
Vincent A. Maguire, Sr.	6,000	0.46%	6,000	0	0.00%	Son of President Petie Parnell Maguire
Riley C. Maguire	6,000	0.46%	6,000	0	0.00%	Daughter of President Petie Parnell Maguire
Rachel L. Maguire	6,000	0.46%	6,000	0	0.00%	Daughter-in-law of President Petie Parnell Maguire
Kristen L. Graham	6,000	0.46%	6,000	0	0.00%
Anthony Martingano	6,000	0.46%	6,000	0	0.00%
Rveva Barrett	6,000	0.46%	6,000	0	0.00%	VP, Sister of President Petie Parnell Maguire
Scott J. Dobbins	6,000	0.46%	6,000	0	0.00%
Tara S. Dobbins	6,000	0.46%	6,000	0	0.00%
Valerie Tyszko	6,000	0.46%	6,000	0	0.00%
Joe Tyszko	6,000	0.46%	6,000	0	0.00%
Leo Perez	6,000	0.46%	6,000	0	0.00%
Justin Boudreau	6,000	0.46%	6,000	0	0.00%
Allison Diaz	6,000	0.46%	6,000	0	0.00%
Mary E. Flad	6,000	0.46%	6,000	0	0.00%
Joseph P. Flad, Jr.	6,000	0.46%	6,000	0	0.00%
Dale T. Mitchell	6,000	0.46%	6,000	0	0.00%
Joseph E. Franklin, III	6,000	0.46%	6,000	0	0.00%
Stephanie Fluke	6,000	0.46%	6,000	0	0.00%
Lauren Kelley	6,000	0.46%	6,000	0	0.00%
Scott Mitchell	6,000	0.46%	6,000	0	0.00%
Frances Quinlan	6,000	0.46%	6,000	0	0.00%
David M. Quinlan	6,000	0.46%	6,000	0	0.00%
Jeanne Coffin	6,000	0.46%	6,000	0	0.00%
Total		100%	348,000	970,000	73.60%
(1) This column represents the amount of shares held by each shareholder at the end of the offering period assuming the selling security holders sell all their registered shares

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 for the shares of common stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Our common stock is not listed or quoted on any public exchange. There are no assurances that the application will be accepted by FINRA nor can we estimate as to the time period that the application process will require. We are not permitted to file such application on our own behalf. If an application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

PLAN OF DISTRIBUTION

No market currently exists for our shares. The price reflected in this prospectus of $0.01 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.01 per share or on any stock exchange, market or trading facility on which the shares may then be traded.

Selling stockholders will offer their respective shares at a fixed price of $0.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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privately negotiated transactions; and

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a combination of any such methods of sale.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Penny Stock

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person’s account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 348,000 shares of our Common Stock offered by the selling stockholders. The following description of our Common Stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the post-effective amendment to the registration statement of which this prospectus forms a part.

We are authorized to issue 75,000,000 shares of Common Stock having a par value of $0.01 per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Our outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

DESCRIPTION OF BUSINESS

Business Development

We put $1,000 in initial seed capital in Good Earth Land Sales Company (“Good Earth”) after our incorporation on November 8, 2004 in order to begin operations and implement our business plan. This initial capital was put into Good Earth by our President, Ms. Petie Parnell Maguire.

In December of 2004 we began to market our commercial leasing services as well as offering our business consulting services in land development. In order to provide the appropriate services for each individual project we undertake, we qualify the exact needs of the client and match our services to the specifics required by each project. This allows us to target the right approach for the job.

In March 2005 we expanded our business plan so we could target land development as the basis for future revenue rather than just leasing commercial space. We have developed a specific procedure regarding our future acquisition of land and the adjunct requirements through space leasing. This method applies to our development as well as our services to be provided to clients.

Proposed Business Plan for Land Development

Our development plan includes acquiring land, developing the land for commercial use, leasing and managing the developed projects, and consulting commercial developers. The following is a detailed analysis of the procedures to be followed during the course of our acquisition through leasing.

I. Acquisition of Land

Acquisition of land for commercial development is the first step in a long process leading to the end result which is a center with tenants open for business. The process begins by my identifying vacant parcels of land in an area that the developer deems desirable for his type of development. Vacant land provides the greatest opportunity for creativity and profit for the developer, but is also the riskiest kind of investment. The location of the land will determine its potential future growth in value, for example, closeness to a roadway and availability of utilities will usually mean a higher value. The actual acquisition of land may be done by a client, a third party financier, or by Good Earth. If Good Earth acquires the land, it will be because Good Earth is acquiring the property for its own use, future revenues, and appreciated value.

A. Identify Prospects

We will use many different approaches to identify the land. The ones we find most useful are visual sightings such as getting in an auto and driving the sites and using the technology of computer programs such as Digital Map where we can input the parameters and do a search. These searches can be as general as inputting just the desired county or as specific as inputting the desired street and lot size. Other methods of identifying vacant land are public record searches on the Property Appraiser’s web site or physically going to the county building and doing a manual search. We have used all of the above methods and, with today’s technology, the preferred method is the computer programs that can generate a number of sites in a short period of time which saves time in driving to various locations. Nonetheless, there are times when the computer can not provide the information needed and then the “drive and see” method is the preferred choice.

B. Informal Feasibility Study

After site identification is made we will begin an informal feasibility study of the land and its uses. Good Earth will complete a preliminary survey of the land showing boundaries, easements, ingress and egress (entrance and exit), and anything else that pertains to the raw land. We will then send the survey to a civil engineer who will design and draw a preliminary site plan. Our President, Petie Parnell Maguire, will then sit down with the master developer and the investors, if there are any, and review the site plan. Ms. Maguire will discuss with the developer the estimated costs of clearing the land and building the site, what a good tenant mix would be, and what rental rates and operating costs will likely be. These costs will be compared to the sale price of the land and the estimated rate of return on the investment the developer determines he needs. Based on these comparisons, the developer will decide whether or not to move forward on this project. If the rate of return is sufficient to show a profit, a formal contract to purchase, containing the appropriate “due diligence period”, will be offered.

C. Formal Feasibility Study

Once a contract has been negotiated and accepted, we will have a formal feasibility study done which consists of a market analysis, a property analysis, and a financial analysis. This is the “due diligence.” “Due diligence period” means the period of time the buyer has to investigate the property and its restrictions to see if it will fit the developer’s criteria prior to the deposit money “going hard,” meaning the deposit becomes non-refundable to the purchaser. The market analysis will include how the environment will be affected, what the local government regulations are and a profile of the community and surrounding areas and businesses.

1. Environmental Review

The next step is to apply for an environmental review of the site. The environmental impact study has input from the local zoning board, the building inspection department, the utilities department, and the city transportation division. Samples of soil from the property are taken to see if there has been soil contamination. If the application is approved, we are one step closer to purchasing and developing the land. If the application is denied we can re-submit with proposed remedies, appeal the decision, or back out of the contract.

One reason an application may be denied is if there has been soil contamination. Soil contamination occurs when either a hazardous substance, such as gasoline or oil, becomes mixed with the natural soil and makes the soil a health hazard to humans, animals, and plants. We can begin our environmental studies upon approval of our application.

2. Environmental Impact Study

a. A Phase I environmental study is done by looking at records of the land to see if there were any uses of the property that could cause a potential contamination, such as a gas station, a dry cleaner or any type of operation that uses hazardous materials that must be disposed of in a specific manner. A search of the Federal/State Environmental Data Bases are done along with a historical aerial topographic map review to see what land use changes may have taken place over the years.

b. A Phase II environmental study is done after determining that there were uses on the site that could have contaminated the soil. This study consists of taking soil samples to an independent testing company that analyzes the samples for hazardous materials contamination at the site. This study would also help define the cost and extent of clean-up of the site. A Phase II assessment may also be used as a baseline study to confirm contaminant background levels prior to construction or purchase of the site. The testing company then designs a remedial program and action plan report advising the seriousness of the contamination and recommending what steps need to be taken to bring the site into compliance with EPA (Environmental Protection Agency) standards.

c. A Phase III environmental study requires the drilling of monitoring wells on the site of the contaminated area. These monitoring wells are tested regularly to see if the level of contamination has increased or decreased, and if it has seeped into ground water and how far the contamination has spread or if it has been contained.

The above environmental information is crucial to the developer because a site that is considered a Phase III is very costly for the developer to clean up. There are laws that hold previous owners responsible for contamination, but if a developer wants the land these issues must be taken into consideration prior to purchase. Monitoring a contaminated site can continue for one (1) year or up to ten (10) years.

The results of the feasibility study are compiled and given to the developer and after careful review a decision is made to move forward or rescind the offer to purchase.

II. Developing the Land

A. Planning and Zoning

Once we have identified a potential site for development we will submit an application for plat approval and any rezoning changes that may be needed. This goes to the local planning and zoning department(s). The plat is a drawing showing lot sizes, street widths, easements, access for emergency vehicles, drainage and retention, location of utility installations and development of solid and liquid waste disposal systems. Zoning designates the allowable land usage for particular purposes and may be changed or rezoned by going through the rezoning process. We then check to see if there are any deed restrictions that would prohibit the intended use and if the local government has a planned growth or no-growth policy.

B. Development

When we move forward with a project, a General Contractor (“GC”) is hired and he will obtain permits from the county or city and oversee the construction of the building from start to finish. He will also coordinate the different subcontractors that are needed, such as plumbers, electricians, block masons, roofers and other necessary trades-people. Ms. Maguire will be in constant communication with the GC because there are always problems, delays, and change orders (change orders are changes to the original plans and must be submitted and approved by the building inspectors).

III. Leasing and Management

A. Leasing

During the construction phase we will be actively soliciting tenants to fill the vacant spaces. Our President Ms. Maguire has a list of realtors with whom she is in constant contact and who specialize in tenant representation of national and regional tenants. Ms. Maguire will send out brochures on the new site, spend hours on the phone providing information to interested parties, collect financial data on prospective tenants, negotiate letters of intent (“LOI”), which is an overview of negotiable items in the lease that set out what the Landlord will provide to the Tenant in the form of tenant improvement dollars or free rent to the tenant for a period of time, build-out of the space, the rent, the length of the initial term of the lease and any option periods (the term the Tenant will have the option of renewing the lease), the escalation rates (how much the base rent will increase per year), the security deposit and the real estate brokers fees. This process can take from one day up to a month or more. Once the LOI has been negotiated it will be sent to our attorney who will draw up the formal lease. Formal lease negotiations begin usually between the Tenant’s attorney, the Landlord’s attorney, and the developer or Landlord. When all terms have been agreed upon a final Lease is prepared for execution by the Tenant and Landlord.

When the construction has been completed and the center issued a Certificate of Occupancy (“CO”), which indicates that the constructions has met all codes and the appropriate inspectors have signed off, keys are turned over to the Tenants and they begin the build-out of their space.

B. Management

Prior to completion of the development, management of the shopping center becomes of paramount importance. Vendors need to be hired. These are the people who will physically take care of the center such as landscapers, parking lot sweepers, janitorial or porter services, fire alarm monitoring companies, insurance companies, locksmiths, roofers, HVAC (heating, ventilation, and air conditioning) companies, and so on. A rent roll is drawn up showing each Tenant, the square footage of their space, their rent, the date of execution and termination of the lease along with any other information that may be beneficial in the day to day operation of the center. This information is collected for tax purposes and sent to Good Earth’s accounting firm on a monthly basis. As a Property Manager, we will be responsible for overseeing all vendors, collecting rents, making sure that accurate financial records are kept, and seeing that tenant problems are resolved in a timely manner.

IV. Consulting

If the developer decides to sell the center, we will contact a commercial real estate brokerage firm that deals in the sale of shopping centers and negotiate a contract with them to market and sell the center. Once a center has been sold the new owners generally bring in their own property managers and leasing agents. We will however try to keep our position as the managers of the center.

When vacancies arise in centers, we will actively market them to interested parties in an attempt to get them leased as quickly as possible. Signs with our telephone number will be posted on the property, we will attend conferences and pass out brochures, we will send e-mail blasts to a data base of real estate brokers, we will place ads in newspapers or trade magazines, and we will place calls to existing businesses to see if they are interested in expanding or moving to a new location.

Our President Ms. Maguire has been an exclusive Tenant Representative for Quizno’s Subs on the West Coast of Florida and for Verizon Wireless (Franchisors). She has attended all their information seminars for prospective franchisees. She was responsible for mapping out where existing stores were and identifying what territories were already contracted for by an existing Franchisee. She would then actively drive markets looking for available space that would meet the Franchisor’s criteria, negotiate LOI’s on behalf of the Franchisee, and follow the deal through until the Franchisee was open for business.

This process will be used when we are acting on behalf of clients as well as when we have the capital to act on our own behalf. We believe that the experience of Ms. Maguire, along with her contacts, will allow us to enter the arena of land development to try to maximize shareholder value.

At the present time we do not have an internet website. The Board of Directors has discussed this as an alternative for a continued public presence, however discussions have not moved past the discussion stage as of the date of this filing.

Competitive Factors

The land development industry is highly fragmented. We are competing with many other commercial development companies looking for large commercial jobs as well as small strip store centers. We will be among the smallest land development companies in our area and are a small participant in the land development industry. We will compete with other companies for leasing contracts in commercial developments where the competition is fierce. While there is a readily available market for the business services that we offer, competition will make it difficult to secure clients. The competitive market segment we are in has us in direct competition with companies with greater financial resources than we have, more experience in both leasing and development than we have, and more employees than we have to develop a larger client base.

Our primary method of competing will be utilizing our contacts developed by our President, Ms. Petie Maguire. We will rely heavily on her personal relationships with potential clients to compete. Once Ms. Maguire developed the business plan for Good Earth, she moved her personal “book of business clients” into the business, thus, making all her clients (past and present) Good Earth clients.

Regulations

Our commercial real estate development is subject to many city, county, state and federal regulations. We are also subject to local and county regulations regarding our business licenses, insurance, workers compensation insurance and any other specifics required by the governing bodies covering land development. We must comply with these government laws in order to operate our business. Complying with these rules will not adversely affect our operations. We will comply with all the requirements when we commence our land development operations.

We are obliged to adhere to any environmental regulations promulgated by the State of Florida as well as the U.S. Environmental Protection Agency. It is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the impact on wildlife; and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that these costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with projects.

Employees

We have one significant employee, our President, Petie Parnell Maguire. Ms. Maguire will be paid as an employee by Good Earth Land Sales Company when there is sufficient revenue and income to support such payments as determined by the Board of Directors.

We will continue to use the services of our President Ms. Maguire for our professional services to clients. As our company grows, a Professional Employee Leasing Company will be considered for qualified technical personnel for our operations. Our President, Ms. Maguire, manages the day to day operations. At present, we have no employees other than our President and although each of our officers and directors devotes a portion of his/her time to the affairs of Good Earth none is deemed to be an employee. None of our officers and directors has an employment agreement with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personnel benefits available to any employee.

As indicated above we will consider hiring personnel through an employee leasing company on an as needed basis to reduce our personnel costs. We do not intend to initiate negotiations or hire anyone until we are nearing the time of commencement of our business plan.

DESCRIPTION OF PROPERTY

We utilize office space of 300 square feet located on a high traffic artery in St. Petersburg. We own our furniture, computers, ancillary equipment and office supplies. We have specific software to calculate specific information we gather to determine the feasibility of our projects. Additionally we have a laptop computer that is used for site visits to gather information on land we may be considering or researching for a client.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

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Our ability to raise capital when needed and on acceptable terms and conditions;

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The intensity of competition; and

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General economic conditions.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

The following management’s discussion, analysis of financial condition, and plan of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this annual report.

We are an operating company that is seeking to execute its business plan to increase its operations. We have an operating history and have generated revenues from our activities that have produced both net incomes and losses. As Good Earth Land Sales Company is considered to be in the early stages of business and there is no reasonable likelihood that increased revenues can be derived from our business in the foreseeable future, we consider that our operations will require us to retain management personnel that can lead Good Earth in the execution of its business plan.

Our Board of Directors believes that we can sustain operations in our current mode indefinitely however there is substantial doubt that we can implement our business plan over the next twelve months unless we obtain additional capital to pay for our costs of operations. This is because we have not generated sufficient profits to cover the execution of our business plan. Accordingly, we must raise cash from sources other than our operations. Our only other source for cash at this time is investment by others in Good Earth. We must raise cash to implement our business plan.

At March 31, 2010, we had working capital of $(6,240). With the commitment of our officers and directors to advance us funds during the next twelve months, we do not believe that we will be faced with a working capital deficiency by the end of the next twelve months. Our future financial success will be dependent on the success of our executing our business plan. Such execution may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any execution of our business plan which may be done by us is largely dependent on factors beyond our control such as the market for our leasing services, the number of available new clients, the availability of property to develop, and stable financial markets for financing property development.

We recognize that additional capital will be required during the next twelve months for the company to execute its business plan. Should we be unable to raise additional capital from other sources, our directors and officers have committed to advance the company funds to enable Good Earth to begin executing its business plan over the coming year. We have no arrangement in writing with our Board of Directors regarding such commitments for funding. Our Directors have committed to advance the company up to Fifty Thousand Dollars and NO/100 ($50,000.00) on an interest free basis. In the event funding is received through private sources after such loans are made, the loans made by our Directors will begin to be repaid.

We have no equipment to sell to generate additional liquidity. We are going to buy equipment during the next twelve months. We do not know the extent of the equipment need until we have located additional customers for our services.

Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance as an operating corporation. We have not generated any significant profits and have generated small losses. It is this inconsistency that makes an evaluation of our performance difficult.

Further, we offer services in an industry that is highly dependent on available capital and there is no guarantee that we will be able to obtain clients who can finance their developments. We are also not sure that we will be able to obtain financing for projects that we will develop through our own efforts. We cannot guarantee we will be successful in our activities. Our business is subject to risks inherent in the establishment of growing a business enterprise, including limited capital resources, possible delays in the generation of revenues from expending additional capital, and possible cost overruns due to price and cost increases in supplies and services.

To become profitable and competitive, we must invest additional capital in our business before we start hiring a management team. We must obtain equity or debt financing to provide the capital required to fully implement our business plan. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to execute our business plan. Even if available, equity financing would result in dilution to existing shareholders.

The execution of our business plan is expected to take up to one (1) year after we have secured funds. The total amount of funds necessary will vary depending on whether the Board of Directors chooses to have Good Earth enter real estate development immediately or whether they choose to concentrate the initial efforts of the Company in leasing services. As of the date of this filing there have been no commitments for capital expenditures other than those made in the course of ordinary business, such as for office equipment and furniture. Unlike many businesses where capital expenditures can be quantified immediately, real estate development is more complex and difficult. Until a client makes a specific agreement and has executed contracts, capital expenditures remain unknown. Good Earth will be concentrating its efforts on clients that will be developing properties and will supply their own capital. Good Earth will not be developing its own properties until sometime in the long-term future after it has the capital to fund development. Therefore, Good Earth does not have the ability to provide any estimated costs that may be expended by a client regarding their development of a property.

Good Earth has determined that, if it chooses to purchase land and develop property for the Company, it will target land that will accommodate buildings in the 2,000 to 5,000 square foot size. This will allow the Company to develop buildings to be leased by professionals such as attorneys, accounts and physicians. Financing for this size property is more readily available and leased space in these types of buildings in the Tampa Bay area is in high demand. By choosing this size building, it is estimated that the cost of land and development will range from $800,000 to $2,000,000. The Company is targeting a long-term approach to this development. Our long-term period is 5-7 years.

Management has chosen to raise capital through private investment or debt. In the event Good Earth is not able to complete sufficient investment to finance the business plan, management believes it will need to seek alternative methods of executing its business plan. This strategy would include a business combination of some type. It may be an acquisition or merger or other type of business combination such as a joint venture or strategic alliance. Management believes it has the responsibility to maintain shareholder value and to use proper management techniques in the future to accomplish its goals. The only circumstances that would lead to the use of any of these alternative methods would be that Good Earth was unable to properly finance its activities through private investment or debt financing.

Liquidity and Capital Resources

For the Periods Ended March 31, 2010 and 2009

Our cash decreased to $42 as of March 31, 2010 compared to $358 as of March 31, 2009. The cash utilized by operating activities during the period ended March 31, 2010 was $1,262 as compared to $3,023 of cash provided during the period ended March 31, 2009. The net loss from operations was ($1,503) compared to a net loss of ($793) for the same period in 2009. Operating expenses increased $4,901during the same period.

For the Years Ended December 2009 and 2008

Our cash increased to $1,763 as of December 31, 2009 compared to $213 as of December 31, 2008. The cash used in operating activities during the period ended December 31, 2009 was $(7,601) as compared to $(30,061) of cash used during the period ended December 31, 2008. The net income from operations for 2009 was $2,281compared to a net loss of $(39,176) for the same period in 2008. Operating expenses decreased in 2009 by $25,255 over the same 2008 period.

Results of Operations and Critical Accounting Policies and Estimates

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements. The Company’s accounting policies are more fully described in Note B to Notes of Financial Statements found in the Company’s annual financial statements filed with Form 10-K.

Period Comparisons

For the Periods Ended March 31, 2010 and 2009

Total revenues for the first fiscal quarter of 2010 were $7,220 compared to 2009 revenue for the same period of $3,029. We attribute this increase to increased involvement of our president, Petie P. Maguire, who experienced health problems during the first quarter of the previous year.

Our financial statements contained herein have been prepared on a Generally Accepted Accounting Principles (“GAAP”) basis. We incurred a net loss for the three month period ended March 31, 2010, of $(1,503). Our cash flow for the three month period ended March 31, 2010 showed a decrease in cash of $(1,420).

For the Years Ended December 31, 2009 and 2008

Total revenues for the year ended December 31, 2009 were $21,378 compared to 2008 revenue for the same period of $5,176, respectively. We cannot directly attribute this increase to any individual project but merely our business in general. However, our president, Petie P. Maguire, experienced health problems during the first three quarters of 2008 and this occurrence did contribute to our reduced revenues for 2008.

Our financial statements contained herein have been prepared on a Generally Accepted Accounting Principles (“GAAP”) basis. We incurred a net income for the period ended December 31, 2009, of $2,281. This net income was largely due to a substantial decrease in our operating expenses and the return to good health of our President, Petie Maguire. Our cash flow for the period ended December 31, 2009 showed an increase in cash from $213 at the beginning of the year to $1,763 at the end of the period.

In summary, the Officers and Directors believe Good Earth must implement its business plan to strengthen and diversify Good Earth. Officers and Directors also believe the decision to register the Company’s stock and become a reporting company will provide Good Earth with the ability to raise additional funds through a private offering of its shares providing equity funding needed to expedite its commitment to growing the company. Good Earth will file a Form D prior to raising any funds through a private placement.

We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current business plan and the activities of our officers and directors. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to implement the business strategy contained in our business plan.

Trends

We are in the pre-expansion stage. We have not generated any additional revenue to which we can attribute to our business plan and we see none in the foreseeable future. We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Our intended business activities are dependent upon our ability to obtain financing in the form of debt and/or equity and ultimately to generate future profitable operational activity or income from its investments. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

At the present time, there is no established market price for our shares. There are no shares that have been offered pursuant to or underlying an employee benefit plan. There are no shares of common stock that are subject to outstanding options, warrants or securities convertible into common equity of our Company.

Holders

As of March 31, 2010 there were 54 shareholders of record of our common stock.

Dividend Policy

As of the date of this prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have an equity compensation plan.

Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Transfer Agent

We have engaged the services of Florida Atlantic Stock Transfer Inc., 7310 Nob Hill Road, Tamarac, Florida, 33321, to act as transfer agent and registrar.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

On September 9, 2006 we engaged Randall N. Drake, C.P.A., as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age, and position of our officers and directors is set forth below:

Name and Address	Position(s)	Age
Petie Parnell Maguire	Chief Financial Officer, President and Director (1)	56
Rveva A. Barrett	Vice President (2)	66
Pauline A. Pappas	Secretary, Treasurer (3)	66

(1) Petie Parnell Maguire was appointed President and a Director upon incorporation on November 3, 2004. She was the Secretary and a Director in Irish Mag, Inc. a fully reporting company until her resignation August 9, 2006.

(2) Rveva A. Barrett was appointed as Vice-President on April 28, 2009. This is the first position she has held in a fully reporting company.

(3) Pauline A. Pappas was appointed as Secretary/Treasurer on September 29, 2008. This is the first position she has held in a fully reporting company.

Background of Officers and Directors

PETIE PARNELL MAGUIRE has applied 20 years of diverse experience to form what is now Good Earth Land Sales Company. Since founding Good Earth in November of 2004, Ms. Maguire has been developing the corporate business plan as well as functioning as its sole full-time employee. She has been involved in the acquisition of land, development of and overseeing all aspects of development of commercial projects for clients, as well as the managing and leasing of space on completed projects. Prior to the formation of Good Earth, from 2001 to November of 2004 Ms. Maguire worked as an independent real estate broker/associate. She provided her services in the management and leasing of space in retail centers, anchored grocery centers, and office buildings. Ms. Maguire was an officer/director in a fully reporting company, Irish Mag, Inc. until August 9, 2006. As an Officer/Director at Irish Mag, Inc., Ms. Maguire participated in the monthly Board of Directors meetings. From 1989 to 2000, Ms. Maguire handled the accounts receivable of Irish Mag including all the journal entries, bank reconciliations and collections. In addition she was responsible for the location of, and purchase of the building that housed the business. Irish Mag, Inc. was a commercial printing company that specialized in four (4) color work for commercial builders and developers and provided consulting services to builders regarding their promotional material. In addition, Ms. Maguire is the Vice President of PRLM, Inc. PRLM, Inc. is a Florida Subchapter S corporation headquartered in St. Petersburg, Florida. The business of PRLM, Inc. is a real estate agency focused on commercial real estate.

RVEVA A. BARRETT has been employed by the Company for the past two years. For the three-year period prior to her employment with the Company, Ms. Barrett was retired.

PAULINE A. PAPPAS has been the President, director and owner of PRLM, Inc. for the last twenty-five years. PRLM, Inc. is a Florida Subchapter S corporation headquartered in St. Petersburg, Florida. The business of PRLM, Inc. is a real estate agency focused on commercial real estate.

None of our officers and directors is an officer or director of a company registered under the Securities and Exchange Act of 1934.

Involvement in Certain Legal Proceedings

To the knowledge of Good Earth, during the past five years, none of our directors or executive officers:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

We have not paid any executive compensation during the years since inception except as noted from the following summary:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Petie Parnell Maguire (1), President, CFO, Chairman of the Board of Directors	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Rveva A. Barrett (1), Vice President	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Pauline A. Pappas (1), Secretary, Treasurer	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) There is no employment contract with any of our officers or directors at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Employment Agreements

We are not party to any employment agreements.

Compensation of Directors and Officers

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Outstanding Equity Awards at Fiscal Year End

We had no outstanding equity awards as of the end of our last completed fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 27, 2010, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Title or Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent of Class
Common Stock	Petie Parnell Maguire	1,000,000	75.87%
Common Stock	Rveva A. Barrett	6,000	0.05%
Common Stock	Pauline A. Pappas	0	0.00%
Common Stock	Directors and Officers as a Group (3 persons)	1,006,000	75.92%

(1) Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2) Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest.

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director. We have conducted regular monthly Board of Director meetings on the last business Friday of each month for the last calendar year. Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees. At our annual shareholders meetings each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation. All communications from shareholders are relayed to the members of the Board of Directors.

Conflicts of Interest

To ensure that potential conflicts of interest are avoided, and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on March 26, 2006, a Code of Business Conduct and Ethics. Good Earth Land Sales Company Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Good Earth Land Sales Company and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles and other relevant issues.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Florida Statutes provide that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation do not provide that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Florida Statures.

Our By-laws Article XIV Section 4 provide that we will indemnify our officers and directors to the fullest extent permitted by the Florida Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Good Earth Land Sales Company’s best interest, and, with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Florida Statutes, we will pay the expenses our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling security holders will be passed upon for us by Justeene Blankenship, PLLC, 7069 S. Highland Dr., Suite 300, Salt Lake City, Utah 84121.

EXPERTS

The financial statements of Good Earth Land Sales Company for the fiscal years ended December 31, 2009 and 2008, included in this registration statement on Form S-1, have been audited by Randall N. Drake, C.P.A., independent certified public accountant, as stated in his report appearing with the financial statements. These financial statements are included in reliance upon the report of Randall N. Drake, C.P.A. given upon his authority as an expert in accounting and auditing.

WHERE YOU CAN FIND FURTHER INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the Commission’s public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Good Earth Land Sales Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

GOOD EARTH LAND SALES COMPANY

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

_________________________________________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Good Earth Land Sales Company:

We have audited the accompanying balance sheets of Good Earth Land Sales Company as of December 31, 2009 and 2008 and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Good Earth Land Sales Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in footnote B to the financial statements, the Company has incurred operating losses and negative cash flows which raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA
Clearwater, Florida

March 30, 2010

GOOD EARTH LAND SALES COMPANY

Balance Sheet

As of December 31, 2009 and December 31, 2008

	2009	2008
Assets

Current Assets
Cash & Cash Equivalents	$1,763	$213
Total Current Assets	1,763	213
Fixed Assets
Computers	3,730	3,730
Less: Accumulated Depreciation	(2,958)	(2,397)
Total Fixed Assets	772	1,333
TOTAL ASSETS	$2,535	$1,546

Current Liabilities
Accounts Payable	$3,250	$4,326
Credit Card Payable	3,210	12,578
Provision for Income Taxes	0	0
Total Current Liabilities	6,460	16,904
Long Term Liabilities
Due to Shareholder - NOTE C	34,073	24,922
Total Long Term Liabilities	34,073	24,922
TOTAL LIABILITIES	40,533	41,826
Stockholder's Equity
Common Stock, $.01 par value, 75,000,000 shares authorized, 1,318,000 shares issued and outstanding	13,180	13,180
Paid-in-Capital	(12,521)	(12,521)
Retained Earnings	(38,657)	(40,939)
Total Stockholder's Equity	(37,998)	(40,280)
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$2,535	$1,546

See accompanying notes and accountant’s report.

GOOD EARTH LAND SALES COMPANY

Income Statement

For the Years December 31, 2009 and December 31, 2008

	2,009		2,008
Revenue	$21,378		5,176
Operating Expenses		$
Advertising	0		931
Automobile Expense	1,788		2,259
Bad Debts	0		9,015
Bank Charges	80		0
Business Promotion	0		500
Continuing Education	253		310
Contract Labor	660		610
Contributions	200		250
Depreciation	561		675
Dues and Subscriptions	211		1,078
Insurance	759		4,825
Interest Expense	1,097		790
Licenses and Taxes	705		608
Meals and Entertainment	1,284		1,031
Meetings and Conventions	0		351
Postage	54		10
Professional Fees	8,450		12,250
Rent	0		600
Repairs	65		295
Selling Costs	0		1,351
Supplies	971		1,260
Taxes	0		1,285
Telephone	1,317		3,582
Travel	642		486
Total Operating Expenses	19,097		44,352
Net Income (Loss) before Income Taxes	2,281		(39,176)

Provision for income Taxes	0		0

Net Income (Loss)	$2,281		$(39,176)

Earnings (loss) per common share:
Net income (loss) per share - NOTE D	$0.00		$(0.00)

Weighted Average Shares Basic and Diluted	1,318,000		1,318,000

See accompanying notes and accountant’s report.

GOOD EARTH LAND SALES COMPANY

Statement of Changes in Stockholders’ Equity

For the Years December 31, 2009 and December 31, 2008

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2008	1,318,000	$13,180	$(12,521)	$(1,762)	$(1,103)

Net Income (Loss) for the Year ended 12/31/08	-	-	-	(39,176)	(39,176)

Balances at December 31, 2008	1,318,000	13,180	(12,521)	(40,938)	(40,280)

Net Income (Loss) for the Year ended 12/31/09	-	-	-	2,281	2,281

Balances at December 31, 2009	1,318,000	$13,180	$(12,521)	$(38,657)	$(37,998)

See accompanying notes and accountant’s report.

GOOD EARTH LAND SALES COMPANY

Statement of Cash Flow

For the Years December 31, 2009 and December 31, 2008

	2009	2008
OPERATING ACTIVITIES
Net Income (Loss)	$2,281	$(39,176)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	561	675
(Increase) Decrease In:
Commissions Receivable	0	9,015
Increase (Decrease) in:
Accounts Payable	(1,076)	826
Credit Card Payable	(9,367)	(1,401)
Provision for Income Taxes	0	0
Net cash (used) provided by Operating Activities	(7,601)	(30,061)
INVESTING ACTIVITIES
Purchase of Fixed Assets	0	(642)
Net cash (used) provided by Investing Activities	0	0
FINANCING ACTIVITIES:
Issuance of Common Stock	0	0
Change in shareholder loans	9,151	26,653
Net cash provided (used) by Financing Activities	9,151	26,653
Net (decrease) in cash & cash equivalents	1,550	(4,050)
Cash & cash equivalents at beginning of year	213	4,263
Cash & cash equivalents at end of year	$1,763	$213

SUPPLEMENTAL DISCLOSURE:
Income Taxes	$0	$0

See accompanying notes and accountant’s report.

GOOD EARTH LAND SALES COMPANY

Notes to Financial Statements

December 31, 2009 and 2008

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated November 3, 2004 in the State of Florida. The Company is in the business of real estate sales.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Basis for Presentation

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the years ended December 31, 2009 and December 31, 2008; (b) the financial position at December 31, 2009, and (c) cash flows for the years ended December 31, 2009 and December 31, 2008, have been made.

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Going Concern and Management's Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses and negative operating cash flow since inception and future losses are anticipated. The Company's plan of operations, even if successful, may not result in cash flow sufficient to finance and expand its business. These factors raise substantial doubt about the Company's ability to continue as a going concern. Realization of assets is dependent upon continued operations of the Company, which in turn is dependent upon management's plans to meet its financing requirements and the success of its future operations. The ability of the Company to continue as a going concern is dependent on improving the Company's profitability and cash flow and securing additional financing. While the Company believes in the viability of its strategy to increase revenues and profitability and in its ability to raise additional funds, and believes that the actions presently being taken by the Company provide the opportunity for it to continue as a going concern, there can be no assurances to that effect. These financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Depreciation on the vehicle is computed using the straight-line method over the estimated useful live of the asset, which is three years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through commissions received on sales of real estate. The Company provides these services and bills for them when the sale transaction has been completed. The Company recognizes its revenue when the sale has been completed. The Company also generates revenue through leasing activities. The revenue is recognized in its entirety when the lease has been executed.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

NOTE C – SHAREHOLDER LOANS

Shareholder loans consist of amounts advanced to the Company to fund various working capital needs. These amounts are non-interest bearing and payable on demand subsequent to January 1, 2011.

NOTE D – EARNINGS PER COMMON SHARE

Earnings (loss) per common share of $0.00 and ($0.03) were calculated for the periods ended December 31, 2009 and 2008 respectively based on their respective net income numerator divided by a denominator of 1,318,000 shares of outstanding common stock, the average number of shares issued during the periods.

NOTE E – ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2009. The corporation has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.

Recently Issued Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13—Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This Accounting Standards Update provides amendments to the criteria in Subtopic 605-25 for separating consideration in multiple-deliverable arrangements. As a result of those amendments, multiple-deliverable arrangements will be separated in more circumstances than under existing U.S. GAAP. The adoption of ASU No. 2009-13 will not have material impact on our financial statements.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-14—Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This Accounting Standards Update addresses concerns raised by constituents relating to the accounting for revenue arrangements that contain tangible products and software. The adoption of ASU No. 2009-14 will not have material impact on our financial statements.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update is a result of a consensus by the FASB Emerging Issues Task Force on EITF Issue No. 09-01. This ASU provides accounting and reporting guidelines for debt and certain preferred stock with specific conversion features and options. The adoption of ASU No. 2009-15 will not have material impact on our financial statements.

In December 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-16—Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This is an amendment to the Accounting Standards Codification of FASB Statement No. 166, Accounting for Transfers of Financial Assets. This ASU provides accounting and reporting standards for transfers and servicing of financial assets. It also addresses transfers of servicing rights. The adoption of ASU No. 2009-16 will not have material impact on our financial statements.

In December 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-17—Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. The amendments in this Update to the Accounting Standards Codification are the result of FASB Statement No. 167, Amendment to FASB Interpretation No. 146(R). The adoption of ASU No. 2009-17 will not have material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-1 Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash—The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The adoption of ASU No. 2010-01 will not have material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification. The objective of this Update is to address implementation issues realted to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement 160, Noncontrolling Interests in Consolidated Financial Statements. The adoption of ASU No. 2010-02 will not have material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-03—Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. The objective of the amendments included in this Update is to align the oil and gas reserve estimation and disclosure requirements of Extractive Activities—Oil and Gas (Topic 932) with the requirements in the Securities and Exchange Commission’s final rule, Modernization of the Oil and Gas Reporting Requirements (The Final Rule). The adoption of ASU No. 2010-03 will not have material impact on our financial statements.

GOOD EARTH LAND SALES COMPANY

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-486

_______________________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Good Earth Land Sales Company:

We have reviewed the accompanying balance sheets of Good Earth Land Sales Company as of March 31, 2010 and 2009 and the related statements of operations and cash flows for the three months periods then ended. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

May 17, 2010

GOOD EARTH LAND SALES COMPANY
Balance Sheet
As of March 31, 2010 and December 31, 2009

	As of	As of
	March 31, 2010	Dec. 31, 2009
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash & Cash Equivalents	$42	$1,763
Total Current Assets	42	1,763
Fixed Assets
Computer	3,730	3,730
Less: Accumulated Depreciation	(3,076)	(2,958)
Total Fixed Assets	654	772
TOTAL ASSETS	$696	$2,535
LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities
Accounts Payable	$3,050	$3,250
Credit Card Payable	3,232	3,210
Provision for Income Taxes	-	-
Total Current Liabilities	6,282	6,460
Long Term Liabilities
Due to Shareholder - NOTE C	33,915	34,073
Total Long Term Liabilities	33,915	34,073
TOTAL LIABILITIES	40,197	40,533
Stockholder's Equity
Common Stock, $.01 par value, 75,000,000 shares authorized
1,318,000 shares issued & outstanding	13,180	13,180
Paid-in-Capital	(12,521)	(12,521)
Retained Earnings	(40,160)	(38,657)
Total Stockholder's Equity	(39,501)	(37,998)
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$696	$2,535

See accompanying notes to the financial statements.

GOOD EARTH LAND SALES COMPANY
Statement of Operations
For the Three Months Ended March 31, 2010 and March 31, 2009

	3 months ended	3 months ended
	March 31,	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Revenue	$7,220	$3,029
Operating Expenses
Accounting and Audit Fees	750	750
Automobile Expense	678	335
Business Promotion	332	-
Continuing Education	-	53
Contract Labor	1,557	130
Contributions	100	-
Depreciation	118	140
Dues and Subscriptions	-	201
Insurance	-	380
Interest Expense	194	557
License and Permits	300	182
Meals and Entertainment	-	663
Postage	165	17
Professional Fees	3,314	150
Repairs	110	-
Supplies	473	41
Telephone and Utilities	392	223
Travel	240	-
Total Operating Expenses	8,723	3,822
Net Income (Loss) before Income Taxes	(1,503)	(793)

Provision for income Taxes	-	-

Net Income (Loss)	$(1,503)	$(793)

Earnings (loss) per common share:
Net income (loss) per share - NOTE D	$(0.00)	$(0.00)

See accompanying notes to the financial statements.

GOOD EARTH LAND SALES COMPANY
Statement of Cash Flows
For the Three Months Ended March 31, 2010 and March 31, 2009

	3 months ended	3 months ended
	March 31, 2010	March 31, 2009
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net Income (Loss)	$(1,503)	$(793)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	118	140
Increase (Decrease) in:
Accounts Payable	(200)	(76)
Credit Card Payable	323	3,752
Net cash provided by Operating Activities	(1,262)	3,023
INVESTING ACTIVITIES
Net cash provided by Investing Activities	-	-
FINANCING ACTIVITIES
Change in shareholder loans	(158)	(2,878)
Net cash provided by Financing Activities	(158)	(2,878)
Net increase (decrease) in cash & cash equivalents	(1,420)	145
Cash & cash equivalents at beginning of year	1,462	213
Cash & cash equivalents at end of year	$42	$358

SUPPLEMENTAL DISCLOSURE:
Income Taxes	$-	$-

See accompanying notes to the financial statements.

GOOD EARTH LAND SALES COMPANY

Notes to Financial Statements

For the Three Months Ended March 31, 2010 and March 31, 2009

(Unaudited)

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated November 3, 2004 in the State of Florida. The Company is in the business of real estate sales.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Basis for Presentation

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the three month periods ended March 31, 2010 and March 31, 2009; (b) the financial position at March 31, 2010, and (c) cash flows for the three month periods ended March 31, 2010 and March 31, 2009 have been made.

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

The financial statement and notes are presented as permitted by Form 10-Q. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying unaudited financial statements should be read in conjunction with the financial statements for the years ended December 31, 2009 and 2008 and notes thereto in the Company’s annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. Operating results for the three periods ended March 31, 2010 and March 31, 2009 are not necessarily indicative of the results that may be expected for the entire year.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through commissions received on sales of real estate. It also generates revenue by consulting commercial developers in acquiring land for commercial use, leasing and managing the developed projects. The Company provides these services and bills for them when the sale transaction or consulting services have been completed. The Company recognizes its revenue when the sale or consulting services have been completed.

GOOD EARTH LAND SALES COMPANY

Notes to Financial Statements

For the Three Months Ended March 31, 2010 and March 31, 2009

(Unaudited)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Income Taxes

The Company had previously elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income and include their respective shares of the Company's net operating losses in their individual income tax returns. In 2006, the Company elected to be taxed under Subchapter C of the Internal Revenue Code. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

As of March 31, 2010, the Company has $42 of cash with which to satisfy any future cash requirements. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business.  There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future and the ability to hire key employees to provide services.  There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Subsequent Events

These interim financial statements were approved by management and were issued on May 10, 2010. Subsequent events have been evaluated through this date.

NOTE C – SHAREHOLDER LOANS

Shareholder loans consist of amounts advanced to the Company to fund various working capital needs. These amounts are non-interest bearing and payable on demand subsequent to January 1, 2012.

NOTE D – EARNINGS PER COMMON SHARE

Earnings (loss) per common share of $0.00 and $0.00 were calculated for the periods ended March 31, 2010 and 2009 respectively based on their respective net income (loss) numerator divided by a denominator of 1,318,000 shares of outstanding common stock, the average number of shares issued during the periods.

NOTE E – ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during the current and recent periods. The company has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the company’s reported financial position or operations in the near term.

GOOD EARTH LAND SALES COMPANY

Notes to Financial Statements

For the Three Months Ended March 31, 2010 and March 31, 2009

(Unaudited)

NOTE E – ACCOUNTING PRONOUNCEMENTS - (Continued)

Recently Issued Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-1 Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash—The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The adoption of ASU No. 2010-01 will not have material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification. The objective of this Update is to address implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement 160, Noncontrolling Interests in Consolidated Financial Statements. The adoption of ASU No. 2010-02 will not have material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-03—Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. The objective of the amendments included in this Update is to align the oil and gas reserve estimation and disclosure requirements of Extractive Activities—Oil and Gas (Topic 932) with the requirements in the Securities and Exchange Commission’s final rule, Modernization of the Oil and Gas Reporting Requirements (The Final Rule). The adoption of ASU No. 2010-03 will not have material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-04—Accounting for Various Topics—Technical Corrections to Various SEC Paragraphs. This update represents technical corrections to SEC paragraphs. The adoption of ASU No. 2010-04 will not have a material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-05—Compensation – Stock Compensation (Topic 718) —Escrowed Share Arrangements and the Presumption of Compensation. This update codifies EITF Topic D-110, Escrowed Share Arrangements and the Presumption of Compensation. The adoption of ASU No. 2010-05 will not have a material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06—Fair Value Measurements and Disclosures (Topic 820) —Improving Disclosures about Fair Value Measurements.  This update affects all entities that are required to make disclosures about recurring or nonrecurring fair value measurements. This update provides amendments to Subtopic 820-10 that require new disclosures and clarifies existing disclosures. The adoption of ASU No. 2010-06 will not have a material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-07—Not-for-Profit Entities (Topic 958) —Not-for-Profit Entities: Mergers and Acquisitions. This update provides overall guidance on the recognition of combinations involving NFP’s and provides implementation guidance for determining whether a combination between an NFP and one or more businesses, nonprofit activities, or another NFP is a merger or an acquisition. The adoption of ASU No. 2010-07 will not have a material impact on our financial statements.

GOOD EARTH LAND SALES COMPANY

Notes to Financial Statements

For the Three Months Ended March 31, 2010 and March 31, 2009

(Unaudited)

NOTE E – ACCOUNTING PRONOUNCEMENTS - (Continued)

Recently Issued Accounting Pronouncements - (Continued)

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-08—Technical Corrections to Various Topics—This updates purpose is to eliminate GAAP inconsistencies, update outdated provisions and provide needed clarifications. The adoption of ASU No. 2010-08 will not have a material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09—Subsequent Events (Topic 855) —Amendments to Certain Recognition and Disclosure Requirements. This update addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4). The adoption of ASU No. 2010-09 will not have a material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-10—Consolidation (Topic 810)—Amendments for Certain Investment Funds. This update defers amendments to the consolidation requirements in Topic 810 until such time as the IASB and the FASB develop consistent guidance on principal and agent relationships as part of the joint consolidation project. The adoption of ASU No. 2010-12 will not have a material impact on our financial statements.

In March 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-11—Deriatives and Hedging (Topic 815) —Scope Exception Related to Embedded Credit Derivatives. The purposes of this update is to clarify what paragraph 815-15-15-8 means and whether other embedded credit derivative features, including those in some debt obligations and synthetic collateralized debt obligations, are subject to the application of paragraph 815-10-15-11 and Section 815-15-25.  The adoption of ASU No. 2010-12 will not have a material impact on our financial statements.

In April 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-12—Income Taxes (Topic 740) —Accounting For Certain Tax Effects of the Health Care Reform Acts. This update addresses the timing difference which could arise due to the signing dates of the health care acts. The adoption of ASU No. 2010-12 will not have a material impact on our financial statements.

In April 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-13—Compensation-Stock Compensation (Topic 718) —Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. The objective of this update is to address the classification of an employee share-based payment with an exercise price denominated in the currency of a market in which the underlying equity security trades. The adoption of ASU No. 2010-13 will not have a material impact on our financial statements.

In April 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-14—Accounting for Extractive Activities-Oil and Gas—Amendment to Paragraph 932-10-S99-1. This update amends prescribed financial accounting and reporting standards for registrants engaged in oil and gas producing activities. The adoption of ASU No. 2010-14 will not have a material impact on our financial statements.

In April 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-15—Financial Services-Insurance (Topic 944) —How Investments Held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments. The objective of this update is to address practice questions on how investments held through the separate accounts of an insurance entity affect the consolidation analysis under FASB Accounting Standards Codification Subtopic 810-10, Consolidation- Overall. The adoption of ASU No. 2010-15 will not have a material impact on our financial statements.

In April 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-16—Entertainment-Casinos (Topic 924) —Accruals for Casino Jackpot Liabilities. The objective of this update is to address diversity in practice in the accounting for casino base jackpot liabilities. The adoption of ASU No. 2010-16 will not have a material impact on our financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Good Earth Land Sales Company in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$1.00
Federal taxes, state taxes and fees	0.00
Printing and Engraving Expenses	700.00
Accounting Fees and Expenses	7,000.00
Legal Fees and Expenses	30,000.00
Transfer Agent’s Fees and Expenses	1,000.00
Miscellaneous	500.00
Total	$39,201.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14. Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XIV, Section 4, allow us to indemnify actions under our emergency by-laws regardless of whether or not Florida law would permit indemnification.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

There have been no issuances or sales of Good Earth Land Sales Company’s common stock without registration during the last three years. There were no sales involving the use of an underwriter and no commissions were paid in connection with the sale of any securities.

Item 16. Index of Exhibits

Exhibit No.	Description
3(i)*	Amended and Restated Articles of Incorporation
3(ii)*	By-Laws
4**	Form of Good Earth Land Sales Company Stock Subscription Agreement
5.1	Opinion Regarding Legality and Consent of Counsel, Justeene Blankenship, PLLC
14*	Code of Ethics
23.1	Consent of Independent Registered Public Accounting Firm, Randall N. Drake, C.P.A.
23.2	Consent of Counsel (included in Exhibit 5.1)

*Exhibit previously filed as an exhibit to the Company’s SB-2 Registration Statement filed with the SEC on December 8, 2006 and incorporated herein by reference.

** Exhibit previously filed as an exhibit to the Company’s SB-2/A Registration Statement filed with the SEC on July 10, 2007 and incorporated herein by reference.

17. Undertakings

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on May 27, 2010.

Good Earth Land Sales Company

 (Registrant)

By: /s/ Petie Parnell Maguire

Petie Parnell Maguire

President, Chairman of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/ Petie Parnell Maguire	Chief Executive Officer, President, Chief Financial Officer, Chairman of the Board of Directors (Principal Executive Officer and Principal Accounting Officer)	May 27, 2010
Petie Parnell Maguire

/s/ Rveva A. Barrett	Vice President	May 27, 2010
Rveva A. Barrett

/s/ Pauline A. Pappas	Secretary, Treasurer	May 27, 2010
Pauline A. Pappas

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